As filed with the Securities and Exchange Commission on August 12, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYMBOTIC INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-1572401
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

200 Research Drive

Wilmington, MA 01887

Telephone: (987) 284-2800

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Symbotic Inc. 2022 Omnibus Incentive Compensation Plan

Symbotic Inc. 2022 Employee Stock Purchase Plan

(Full Title of the Plan)

Corey Dufresne

Vice President, General Counsel and Secretary

Symbotic Inc.

200 Research Drive

Wilmington, MA 01887

Telephone: (987) 284-2800

(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Robert W. Downes

George J. Sampas

Matthew B. Goodman

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Tel: (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and emerging company in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Symbotic Inc., a Delaware corporation (the “Registrant” or the “Company”), relating to 68,300,928 shares of Class A common stock, par value $0.0001 per share, of Symbotic (the “Class A Common Stock”) issuable under the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and 1,266,604 shares of Class A Common Stock of the Registrant issuable under the Symbotic Inc. 2022 Employee Stock Purchase Plan (“ESPP”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Class A Common Stock on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder that are issuable to the selling securityholders identified in the Reoffer Prospectus (the “Selling Securityholders”). The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock. The number of shares of Class A Common Stock to be offered or resold by means of the Reoffer Prospectus by the Selling Securityholders, and any other person with whom any of them is acting in concert for the purpose of Selling Class A Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

REOFFER PROSPECTUS

68,300,928 Shares of Class A Common Stock

This reoffer prospectus relates to the offer and sale from time to time by certain selling securityholders (the “Selling Securityholders”) pursuant to their participation in the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan (the “Omnibus Plan”), or their permitted transferees, of up to 68,300,928 shares of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Symbotic Inc., a Delaware corporation (unless otherwise indicated or the context otherwise requires, the “Company,” “Symbotic,” “we,” “our” or “us”). We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders pursuant to this reoffer prospectus.

This reoffer prospectus will be supplemented, as necessary, to update the names of the Selling Securityholders and the number of shares of our Class A Common Stock to be reoffered by each of the Selling Securityholders, when we become aware of that information. This reoffer prospectus may only be used if a supplement is attached which sets forth the names of the Selling Securityholders and the number of shares of Class A Common Stock to be reoffered by each of the Selling Securityholders and any special terms on which they propose to sell such shares of Class A Common Stock.

Upon vesting of the awards pursuant to the terms of the award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Class A Common Stock, we will name them and describe their compensation in a prospectus supplement. The Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale. The Selling Securityholders may sell any, all or none of the shares offered by this reoffer prospectus. See “Plan of Distribution” beginning on page 10 for more information about how the Selling Securityholders may sell or dispose of the shares of Class A Common Stock covered by this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

The shares of Class A Common Stock that will be issued pursuant to awards granted to the Selling Securityholders will be “control securities” under the Securities Act, as amended (the “Securities Act”) before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Class A Common Stock to be offered or resold under this reoffer prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Class A Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “SYM”. On August 11, 2022, the closing price of our Class A Common Stock was $16.39 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 6 of this reoffer prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this reoffer prospectus or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is August 12, 2022.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this reoffer prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This reoffer prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus, any applicable prospectus supplement or any related free writing prospectus. This reoffer prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this reoffer prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this reoffer prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus includes certain “forward-looking statements” regarding, among other things, the plans, strategies and prospects, both business and financial, of Symbotic. These statements are based on the beliefs and assumptions of the management of Symbotic. Although Symbotic believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Symbotic cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “seeks,” “plans,” “scheduled,” “possible,” “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this reoffer prospectus include, but are not limited to, statements about the ability of Symbotic to:

•	meet the technical requirements of existing or future supply agreements with its customers, including with respect to existing backlog;

•	expand its target customer base and maintain its existing customer base;

•	anticipate industry trends;

•	maintain and enhance its platform;

•	execute its growth strategy;

•	develop, design and sell systems that are differentiated from those of competitors;

•	execute its research and development strategy;

•	acquire, maintain, protect and enforce intellectual property;

•	attract, train and retain effective officers, key employees or directors;

•	comply with laws and regulations applicable to its business;

•	stay abreast of modified or new laws and regulations applying to its business;

•	successfully defend litigation;

•	issue equity securities in connection with the transaction;

•	successfully deploy the proceeds from the Business Combination;

•	meet future liquidity requirements and, if applicable, comply with restrictive covenants related to long-term indebtedness;

•	anticipate rapid technological changes; and

•	effectively respond to general economic and business conditions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this reoffer prospectus, could affect the future results of Symbotic, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this reoffer prospectus:

•	the effects of pending and future legislation;

•	risks related to disruption of management time from ongoing business operations due to the transaction;

•	business disruption;

•	risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of Symbotic;

•	disruption to the business due to the Company’s dependency on Walmart;

•	increasing competition in the warehouse automation industry;

•	any delays in the design, production or launch of our systems and products;

•	the failure to meet customers’ requirements under existing or future contracts or customer’s expectations as to price or pricing structure;

•	any defects in new products or enhancements to existing products;

•

the fluctuation of operating results from period to period due to a number of factors, including the pace of customer adoption of our new products and services and any changes in our product mix that shift too far into lower gross margin products; and

•	other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this reoffer prospectus are more fully described under the heading “Risk Factors” and elsewhere in this reoffer prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this reoffer prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of Symbotic, as applicable, on the relevant subject. These statements are based upon information available to Symbotic, as applicable, as of the date of this reoffer prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that Symbotic has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this reoffer prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this reoffer prospectus, including the documents incorporated by reference herein. Potential investors should read the entire reoffer prospectus carefully, including the risks of purchasing our common stock discussed in “Risk Factors.”

The Company

Symbotic’s vision is to make the supply chain work better for everyone. It does this by developing, commercializing, and deploying innovative, end-to-end technology solutions that dramatically improve supply chain operations. Symbotic currently automates the processing of pallets and cases in large warehouses or distribution centers for some of the largest retail companies in the world. Its systems enhance operations at the front end of the supply chain, and therefore benefit all supply partners further down the chain, irrespective of fulfillment strategy.

Background

On December 12, 2021, SVF Investment Corp. 3, a Cayman Islands exempted company incorporated with limited liability and predecessor entity to the Company (“SVF 3”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Warehouse Technologies LLC, a New Hampshire limited liability company (“Warehouse”), Symbotic Holdings LLC, a Delaware limited liability company (“Symbotic Holdings”), and Saturn Acquisition (DE) Corp., a Delaware corporation and wholly owned subsidiary of SVF 3 (“Merger Sub”).

On June 7, 2022, as contemplated by the Merger Agreement and the Agreement and Plan of Merger, dated December 12, 2021, by and between Warehouse and Symbotic Holdings (the “Company Merger Agreement”), Warehouse merged with and into Symbotic Holdings, with Symbotic Holdings surviving the merger (“Interim Symbotic”). Immediately following such merger, on June 7, 2022, as contemplated by the Merger Agreement, SVF 3 filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which SVF 3 was transferred by way of continuation from the Cayman Islands and domesticated as a Delaware corporation, changing its name to “Symbotic Inc.” (the “Domestication”). As a result of and upon the effective time of the Domestication, among other things, each of the then-issued and outstanding Class A ordinary shares, par value $0.0001 per share, of SVF 3 (“SVF Class A Ordinary Shares”) automatically converted, on a one-for-one basis, into a share of Class A Common Stock, and each of the then-issued and outstanding Class B ordinary shares, par value $0.0001 per share, of SVF 3 (“SVF Class B Ordinary Shares”) automatically converted, on a one-for-one basis, into a share of Class B common stock, par value $0.0001 per share, of Symbotic (“Class B Common Stock”).

Immediately following the Domestication of SVF 3, on June 7, 2022, as contemplated by the Merger Agreement, SVF 3, Symbotic Holdings, Warehouse and Merger Sub consummated the business combination contemplated by the Merger Agreement, whereby:

•

Merger Sub merged with and into Interim Symbotic (the “Merger” and, together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Interim Symbotic surviving the merger as a subsidiary of Symbotic (“New Symbotic Holdings”);

•

at the effective time of the Merger (the “Effective Time”), New Symbotic Holdings entered into the Second Amended and Restated Limited Liability Company Agreement of Symbotic Holdings LLC (the “New Symbotic Holdings LLC Agreement”), which, among other things, provided that Symbotic will be the managing member of New Symbotic Holdings; and

•

at the Effective Time, each common unit of Interim Symbotic that was issued and outstanding immediately prior to the Effective Time was converted into the right to receive a number of common units in New Symbotic Holdings (“New Symbotic Holdings Common Units”), which New Symbotic Holdings Common Units entitle the holder to the distributions, allocations and other rights under the New Symbotic Holdings LLC Agreement, and an equal number of either shares of Class V-1 common stock, par value $0.0001, of Symbotic (“Class V-1 Common Stock”) or shares of Class V-3 common stock, par value $0.0001, of Symbotic (“Class V-3 Common Stock”), as well as the contingent right to receive certain earnout interests, in each case, as set forth in the Merger Agreement.

In connection with the consummation of the Business Combination, the Company issued an aggregate of 60,844,573 shares of Class V-1 Common Stock and 416,933,025 shares of Class V-3 Common Stock, each of which is exchangeable, together with a New Symbotic Holdings Common Unit, into an equal number of Class A Common Stock. Each share of the then-issued and outstanding shares of Class B Common Stock were converted into a share of Class A Common Stock at the Effective Time.

Our Class A Common Stock are traded on Nasdaq under the ticker symbols “SYM”.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the end of the fiscal year in which we had total annual gross revenue of $1.07 billion; (ii) the last day of our fiscal year following March 11, 2026 (the fifth anniversary of the date on which SVF 3 consummated its initial public offering); (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this reoffer prospectus, of up to 68,300,928 shares of our Class A Common Stock, issuable to each Selling Securityholder pursuant to awards granted or assumed by the Company to the Selling Securityholder under the Omnibus Plan. Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this reoffer prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

Symbotic is a Delaware corporation. Our principal executive offices are located at 200 Research Drive, Wilmington, Massachusetts 01887 and our telephone number at that address is (978) 284-2800. Our website is located at www.symbotic.com. We do not incorporate the information contained on, or accessible through, our corporate website into this reoffer prospectus, and you should not consider it part of this reoffer prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our prospectus filed with the SEC on August 2, 2022 pursuant to Rule 424(b)(3), as supplemented from time to time, and our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this reoffer prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares of Class A Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Class A Common Stock offered hereby are being registered for the account of the Selling Securityholders named in this reoffer prospectus. All proceeds from the sales of the Class A Common Stock will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Class A Common Stock by the Selling Securityholders.

SELLING SECURITYHOLDERS

This reoffer prospectus is to be used in connection with any reoffer and resales of our Class A Common Stock acquired under the Omnibus Plan by persons who may be considered our “affiliates” within the meaning of the Securities Act.

At the date of this reoffer prospectus, we do not know the names of persons who intend to resell shares of our Class A Common Stock distributed under the Omnibus Plan. The Selling Securityholders will be our affiliates, including our officers, employees of our advisors, consultants and directors, who may acquire shares of our Class A Common Stock under the Omnibus Plan. Each of these persons may be considered our “affiliate” within the meaning of the Securities Act. We will supplement this reoffer prospectus to identify the Selling Securityholders and the number of shares of our Class A Common Stock to be reoffered and resold by them as that information becomes known to the extent such Selling Securityholder will rely on this Registration Statement of which this reoffer prospectus is a part to reoffer and resell shares of our Class A Common Stock they acquire pursuant to the Omnibus Plan.

PLAN OF DISTRIBUTION

The shares of Class A Common Stock covered by this reoffer prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Class A Common Stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on Nasdaq or any other stock exchange on which the Class A Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Class A Common Stock to be reoffered or resold under this reoffer prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell shares of Class A Common Stock in compliance with Rule 144. There is no assurance that the Selling Securityholders will sell all or a portion of the Class A Common Stock offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our Class A Common Stock and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the shares of Class A Common Stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Class A Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Class A Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

Once sold under the registration statement of which this reoffer prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

VALIDITY OF SECURITIES

Sullivan & Cromwell, LLP, New York, New York has passed upon the validity of the Class A Common Stock offered by this reoffer prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

50,000 shares of Class A Common Stock are held by George Sampas. Mr. Sampas is a partner at Sullivan & Cromwell LLP, which provides legal services to the Company.

EXPERTS

The financial statements of SVF Investment Corp. 3 as of December 31, 2021 and December 31, 2020 and for the year ended December 31, 2021 and for the period from December 11, 2020 (inception) through December 31, 2020 incorporated by reference in this reoffer prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in the registration statement that have been so incorporated by reference, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

The audited consolidated financial statements of Warehouse Technologies LLC and its subsidiaries incorporated by reference in this reoffer prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 (the “S-8”) with respect to the securities offered by this reoffer prospectus. This reoffer prospectus does not contain all of the information included in the S-8. For further information pertaining to us and our securities, you should refer to the S-8 and to its exhibits. Whenever reference is made in this reoffer prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the annexes to the prospectus and the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

We are subject to the information reporting requirements of the Exchange Act, and we have and will file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.symbotic.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this reoffer prospectus. The Company incorporates by reference into this reoffer prospectus the following documents filed with the SEC (which, for the avoidance of doubt, includes documents filed by SVF Investment Corp. 3, a Cayman Islands exempted company incorporated with limited liability and predecessor entity to the Company):

(a)

The prospectus filed with the SEC on August 2, 2022 pursuant to Rule 424(b)(3) under the Securities Act relating to the Registration Statement on Form S-1, which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed, and all supplements thereto;

(b)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 23, 2022;

(c)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 25, 2022 filed with the SEC on May 13, 2022 and August 5, 2022;

(d)

The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed on November  30, 2021, December  13, 2021, January  25, 2022, March  30, 2022, May  23, 2022, June  3, 2022, June  13, 2022 and June 24, 2022;

(e)

The description of the Company’s capital stock is in the Company’s prospectus filed with the SEC on August 2, 2022 pursuant to Rule 424(b)(3) under the Securities Act relating to the Registration Statement on Form S-1, including any amendment or report filed for the purpose of updating such description; and

(f)

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

The documents listed above will be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this reoffer prospectus (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Symbotic Inc.

Attention: Corporate Secretary

200 Research Drive

Wilmington, Massachusetts 01887

(978) 284-2800

68,300,928 Shares of Class A Common Stock

REOFFER PROSPECTUS

August 12, 2022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “SEC”) (which, for the avoidance of doubt, includes documents filed by SVF Investment Corp. 3, a Cayman Islands exempted company incorporated with limited liability and predecessor entity to the Company):

(a)

The prospectus filed with the SEC on August 2, 2022 pursuant to Rule 424(b)(3) under the Securities Act relating to the Registration Statement on Form S-1, which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed, and all supplements thereto;

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 25, 2022 filed with the SEC on May 13, 2022 and August 5, 2022;

(c)

The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed on November  30, 2021, December  13, 2021, January  25, 2022, March  30, 2022, May  23, 2022, June  3, 2022, June  13, 2022 and June 24, 2022;

(d)

The description of the Company’s capital stock is in the Company’s prospectus filed with the SEC on August 2, 2022 pursuant to Rule 424(b)(3) under the Securities Act relating to the Registration Statement on Form S-1, including any amendment or report filed for the purpose of updating such description; and

(e)

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

The documents listed above will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

50,000 shares of Class A Common Stock are held by George Sampas. Mr. Sampas is a partner at Sullivan & Cromwell LLP, which provides legal services to the Company.

Item 6. Indemnification of Directors and Officers

The Company’s charter and bylaws provide indemnification and advancement of expenses for the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain limited exceptions. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. The bylaws provide for mandatory indemnification to the fullest extent permitted by applicable law against all expenses (including attorney’s fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlements.

The Company has entered into, or will enter into, indemnification agreements with each of its directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the charter and the bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict the Company’s rights and the rights of the Company’s stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the Company has been advised that, in the opinion of the SEC, indemnification of directors, officers or persons controlling the registrant for liabilities arising under the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company’s charter and bylaws provide that the Company will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan, fund, other enterprise or nonprofit entity.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

The Company’s directors and executive officers are covered by insurance maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

See exhibits listed under the Exhibit Index below, which is incorporated in this item herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2022).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2022).

4.3	Symbotic Inc. 2022 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2022).

4.4	Symbotic Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed with the SEC on June 13, 2022).

5.1*	Opinion of Sullivan & Cromwell LLP

23.1*	Consent of Marcum LLP

23.2*	Consent of Grant Thornton LLP

23.3*	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages to this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts on August 12, 2022.

Symbotic Inc.

By:	/s/ Michael J. Loparco
Name: Michael J. Loparco
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Michael J. Loparco, Thomas Ernst and Corey Dufresne, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments (including post-effective amendments) or supplements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, amendments to this Registration Statement may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the date indicated.

Signature	Title	Date

/s/ Michael J. Loparco Michael J. Loparco	Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2022

/s/ Thomas Ernst Thomas Ernst	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 12, 2022

/s/ Santhosh P. Daniel Santhosh P. Daniel	Vice President and Controller (Principal Accounting Officer)	August 12, 2022

/s/ Richard B. Cohen Richard B. Cohen	President, Chief Product Officer and Director	August 12, 2022

/s/ Rollin Ford Rollin Ford	Director	August 12, 2022

/s/ Charles Kane Charles Kane	Director	August 12, 2022

/s/ Todd Krasnow Todd Krasnow	Director	August 12, 2022

/s/ Vikas J. Parekh Vikas J. Parekh	Director	August 12, 2022

/s/ Michael Rhodin Michael Rhodin	Director	August 12, 2022

/s/ Merline Saintil Merline Saintil	Director	August 12, 2022